Exhibit 10
                      SPARTECH CORPORATION
            NON-QUALIFIED DEFERRED COMPENSATION PLAN


     This plan document executed as of December    , 1994 by
Spartech.
                           WITNESSETH:

     WHEREAS, Spartech wants to provide certain Key Executive
Employees through the Plan with additional retirement benefits to encourage their continued employment with Spartech.

     WHEREAS, the adoption and execution of this Plan has been approved by board of directors of Spartech.

     NOW, THEREFORE, Spartech adopts this Plan effective
January 1, 1994, to wit:


Article 1.  DEFINITIONS

     1.1 Affiliated Company: Any corporation which is a member of the same controlled group of corporations, as determined by
Section 1563(a) [without regard to Sections 1563(a)(4) and
(4)(3)(C)] of the Internal Revenue Code of 1986, as amended, of which Spartech is a member.

     1.2 Beneficiary: Any person, corporation or trust last designated by a Participant in writing to receive benefits provided under this Plan. If no designation is made, or if such person predeceases the Participant, the Beneficiary shall be the Participant's Spouse, if such Spouse survives the Participant. If the Spouse does not survive the Participant, the benefits shall pass to the Participant's descendants, per stirpes (including adopted children). If no descendants survive the Participant, such benefits shall pass to the Participant's estate.

     1.3 Compensation: With respect to any Participant, the total amount shown as Internal Review Services Form W-2 for a calendar year as compensation for Federal income tax purposes; however, a Participant's Compensation for calendar year in excess of $150,000 shall be disregarded.

     1.4 Deferred Compensation Account: The balance credited to the Deferred Compensation Account, as described in Section 5.1 as of any date.

     1.5 Board: The board of directors of Spartech Corporation, a Delaware corporation.

     1.6 Key Executive Employee: A person who serves as a managerial Employee of Spartech.

     1.7 Participant: A Key Executive Employee recommended and approved to receive the benefits pursuant to this Plan as set forth in Article 6 hereof.

     1.8 Permanent Disability: A physical or mental condition of a Participant resulting from injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with Spartech. The disability of a Participant shall be determined by a licensed physician chosen by the Board. The determination shall be applied uniformly to all Participants.

     1.9  Plan:  This Spartech Corporation Non-Qualified Deferred
Compensation Plan.

    1.10 Spouse: The person, if any, to whom the Participant is legally married at the time of his death.

    1.11 Spartech: Spartech Corporation, a Delaware corporation.

    1.12 Trustee: The person or entity named as trustee under the Trust.

    1.13  Trust:  The Spartech Corporation Non Qualified Deferred
Compensation Trust.

    1.14 Year of Service: A Key Executive Employee's anniversary year of employment with Spartech or an Affiliated Company during which he was employed for six months or more; provided, however, that a Key Executive's anniversary year of employment commencing before January 1, 1994 shall not be considered a Year of Service.


Article 2.  ADMINISTRATION

     2.1 The Board shall administer this Plan. The Board shall adopt such uniform and nondiscriminatory regulations as it shall deem necessary or appropriate for the administration of this Plan. The Board shall have the full power and authority to resolve all questions and issues interpreting the terms and conditions of this Plan which may arise hereunder. The Board may delegate one or more of its duties or responsibilities to other individuals.

     2.2 The Board shall determine the facts required in the administration of this Plan from information certified to the Board by the Secretary of Spartech.

     2.3 The Board shall compute the benefit payable, as provided in this Plan, to Participants or their Beneficiaries under this Plan.


     2.4 Any denial, in whole or in part, by the Board of a claim for benefits under the Plan by a Participant or a Beneficiary shall be by written notice, stating the specific reasons for the denial which must be referable to a particular provision of this Plan, said notice to be delivered or mailed to the Participant or, if no Participant is living, to his Beneficiary. The Board shall afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied, in whole or in part, for a hearing concerning any decision denying the claim.

     2.5 The Board shall keep a record of all proceedings and shall maintain or cause to be maintained all books of accounts, records or other data as may be necessary or advisable in the Board's judgment for the proper administration of the Plan.


Article 3.  ELIGIBILITY FOR PARTICIPATION IN THE PLAN.

     3.1 Any Key Executive Employee is eligible for recommendation by the Board to participate in the Plan. The Board may provide that a Key Executive Employee becomes a Participant in the Plan effective as of any date and such Key Executive Employee shall become a Participant as of such date.

     3.2 Each Participant shall complete and execute an Agreement Schedule, in the form attached hereto, upon becoming a Participant or at such other time as the Board may require.


Article 4.  FUNDING

     4.1 Spartech will fund the Plan in such a manner as shall be approved, from time to time, by the Board. The determination of the Board as whether to fund the Plan in advance or as benefits are due, and if in advance, the amount thereof, shall be conclusive and binding upon all parties in interest.

     4.2 Contributions by Participants are not required nor permitted under this Plan.

     4.3 The Board may direct Spartech to contribute any funding under the Plan to the Trust.


Article 5.  ACCOUNTING

     5.1 The Board shall establish a Deferred Compensation Account to which it shall credit no later than December 31 of each calendar year, commencing with the calendar year ending December 31, 1994, an amount equal to ten percent of each Participant's Compensation for the immediately preceding calendar year. A Participant's or Beneficiary's Deferred Compensation Account shall be reduced to reflect payments to such Participant or Beneficiary.

     5.2 Forfeitures arising under Sections 6.2, 6.5 or 6.6, to the extent attributable to funded Deferred Compensation Accounts, shall be allocated to the Deferred Compensation Accounts of remaining Participants. Spartech's obligation to credit accounts for a calendar year shall be reduced by the amount of funded forfeitures for such year.

     5.3 To the extent the Plan is funded, either through investments owned by Spartech, which are reserved for funding of the Plan, or through the Trust, Deferred Compensation Accounts shall be adjusted as of each December 31 to reflect any increase or decrease in the investment experience for that year. Any increase or decrease shall be allocated to a Deferred Compensation Account based upon the value of such Account on January 1 of the calendar year in proportion to the value of all such Accounts on January 1 of the year. For purposes of allocating increases or decreases in the funding to an Account for a year, the value of an Account shall be appropriately adjusted to reflect additions to, charges against or distributions from the Account during the year. If a life insurance contract is purchased on the life of a Participant for purposes of funding his benefits under the Plan, such contract shall be credited directly to the Deferred Compensation Account of the insured Participant. In this event, the value of the Participant's Deferred Compensation Account shall be reduced by the value of the life insurance contract for purposes of allocating the annual increase or decrease in the funding of the Plan under this Section 5.3. Death benefits paid pursuant to a life insurance contract shall be credited directly to the Deferred Compensation Account of the Participant whose life is insured under such contract.

     5.3 The balance credited to a Participant's or Beneficiary's Deferred Compensation Account, as adjusted for investment experience and other appropriate credits and charges, shall represent the proportionate interest under the Plan of such Participant or Beneficiary.


Article 6.  BENEFITS

     6.1 In the event a Participant terminates employment with Spartech on account of Permanent Disability or on or after attaining age sixty-five, payment of the full value of the Participant's Deferred Compensation Account to the Participant shall commence as of the first day of the month immediately following the Participant's termination of employment. In the event a Participant dies while in the employment of Spartech, payment of the full value of his Deferred Compensation Account to his Beneficiary shall commence as of the first day of the month immediately following his death.

     6.2 In the event a Participant terminates employment with Spartech before attaining age sixty-five for a reason other than Permanent Disability or death, he shall be entitled to the Vested Portion of his Deferred Compensation Account. The Vested Portion of a Participant's Deferred Compensation Account is determined as follows:

Participant's Years of Service                 Vested Portion
Less than one                                  10%
More than one but less than two                20%
More than two but less than three              30%
More than three but less than four             40%
More than four but less than five              50%
More than five but less than six               60%
More than six but less than seven              70%
More than seven but less eight                 80%
More than eight but less than nine             90%
More than nine                                 100%
The amount of the Deferred Compensation Account to which the Participant is not entitled shall be forfeited. The forfeited portion, to the extent it is funded either through the Trust or with investments owned by Spartech and reserved for funding the Plan, shall be a credit against Spartech's obligation to fund Deferred Compensation Accounts as provided under Section 5.2. Payment of the Vested Portion of a Participant's Deferred Compensation Account to the Participant shall commence as of the first day of the month immediately following his sixty-fifth birthday. In the event of the Participant's death prior to attaining age sixty-five, payment of the Vested Portion of his Deferred Compensation Account to his Beneficiary shall commence as of the first day of the month immediately following the Participant's death.

     6.3  The Vested Portion of Participant's Deferred
Compensation Account which is payable shall be paid, in the sole discretion of the Board, in one of the following ways:

  A. A single payment; or

  B. Substantially equal or monthly or annual installments for a period not to exceed five years.

If payments to a Participant or Beneficiary have commenced and the recipient of such payments dies, the balance of the Vested Portion of the Deferred Compensation Account shall be paid in a single payment to the Beneficiary of the Participant or Beneficiary who was receiving payments. For this purpose, each Beneficiary who is receiving payments under Section 6.3.B. shall designate a Beneficiary in accordance with Section 1.3. If no Beneficiary designation can be located, the balance of the Vested Portion of the Participant's Deferred Compensation Account shall be paid to the Beneficiary's estate.

     6.4 Payments under this Article 6 shall be suspended upon a Participant's return to full employment with Spartech or an Affiliated Company. Such payments shall again commence upon the Participant's subsequent termination of employment.

     6.5 Notwithstanding any provision in the Plan, if a Participant's employment with Spartech or an Affiliated Company is terminated for cause, neither the Participant nor his Beneficiary shall be entitled to any benefits under this Plan and the balance of his Deferred Compensation Account shall be forfeited under Section 5.2. "Cause", for purposes of this
Section 6.5 means, in the sole discretion of the Board, proven dishonesty or theft, conviction of a felony, habitual drunkenness or drug abuse or material breach of the Participant's employment contract with Spartech or an Affiliated Company.

     6.6 A Participant shall not, during the continuance of the employment relationship with Spartech or an Affiliated Company and for the period of two years following the termination of his employment with Spartech or an Affiliated Company, regardless of who initiated the termination:

         (i) Directly or indirectly, on his own behalf, or on behalf of any other person, firm, partnership or corporation, transact any business, which is the same as or similar to the business then conducted by Spartech or an Affiliated Company, within a 200 mile radius of any facility owned and/or operated by Spartech or an Affiliated Company.

        (ii) Divulge to others or use for his own benefit or for the benefit of others any confidential information, including correspondence and other records, whether or not reduced to writing, which he may have acquired from Spartech, an Affiliated Company or others by reason of his employment with Spartech or an Affiliated Company. It is expressly understood that all such information, lists, correspondence and other writings are confidential and shall remain the sole property of Spartech or an Affiliated Company, and shall not be removed or transcribed for removal by the Participant upon termination of employment.

       (iii) Divert or solicit any of the business of Spartech or an Affiliated Company away from Spartech or an Affiliated Company, or enter into any agreements with or solicit the employment of employees of Spartech or an Affiliated Company nor will he directly or indirectly attempt to induce any employees of Spartech or an Affiliated Company to leave Spartech or an Affiliated Company or to take employment with a competitor of Spartech or an Affiliated Company.

Any violation of the provisions of this Section 6.6 by a Participant shall cause a total forfeiture of all rights and payments of benefits payable under this Plan and the balance of such Participant's Deferred Compensation Account shall be forfeited under Section 5.2.

Article 7.  MISCELLANEOUS PROVISIONS

     7.1 The Board reserves the right to amend or terminate this Plan; however, any amendment or termination permitted under this
Section 7.1 shall not reduce or cancel the Deferred Compensation Account of a Participant, as of the date of such amendment or termination, or the manner of payment of such benefits which are payable to a Participant or his Beneficiary. Notwithstanding anything in this Plan to the contrary, assets reserved for the Plan are subject to market risk and nothing in this Plan constitutes a guarantee that said assets will not lose market value causing the Deferred Compensation Accounts of Participants or Beneficiaries to be reduced.

     7.2 Construction of this Plan shall be governed by the laws of Missouri.

     7.3 The annual accounting period for the Plan shall be the annual period ending on December 31.

     7.4 Nothing in this Plan, or any amendment thereto, shall give a Participant, Key Executive Employee, Spouse, employee or other person, a right unless it is specifically provided or is accorded by Spartech pursuant to this Plan. Nothing in this Plan or any amendment thereto shall be construed as giving a Participant or Beneficiary the right to remain in the employment of Spartech or an Affiliated Company and all persons shall remain subject to discharge at any time to the same extent as if this Plan had not been adopted.

     7.5 The terms of this Plan shall be binding upon the heirs, executors, administrators, successors and assigns of all parties in interest.

     7.6 Terms in the masculine shall be deemed to include the feminine, and terms in the singular shall be deemed to include the plural and vice versa, wherever the context so admits or requires.

     7.7 Any amount payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge Spartech and the Board with respect thereto.

     7.8. Neither a Participant nor any other person shall acquire any right, title, or interest in or to any amount outstanding to the Participant's credit under the Plan other than the actual payment of such portions thereof in accordance with the terms of the Plan. This Plan shall not be deemed to constitute or create a trust, or an escrow agreement or any type of fiduciary relationship between Spartech and a Participant and his Spouse; nor shall the benefits provided herein be deemed in any way to be secured by any particular assets of Spartech. The Participant's interest and that of his Spouse shall be only the unsecured contractual right to receive the benefits provided for herein.

     7.9 No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or change, and any attempt to anticipate, alienate, sell, assign, pledge encumber or change the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If a Participant or Spouse shall become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or change any right or benefit hereunder, then such right or benefit shall, in the discretion of the Board, cease and terminate; and in such event, Spartech may hold or apply the same or any part thereof for the benefit of such Participant or his Spouse at any time and in such proportion as the Board may deem proper.

     7.10 The cost of administering the Plan shall be paid by Spartech.

     7.11 The Plan shall become operative and in effect as of January 1, 1994.

     7.12 The headings have been inserted for convenience only and shall not affect the meaning or interpretation of the Plan.

     7.13 The parties hereto agree that Spartech shall, without prejudice to any other remedies, be entitled to injunctive relief for any breach of covenant contained in this Plan.

     7.14 In the event a Key Executive Employee is also a member of the Board, such Employee shall not be eligible to participant in any determination reserved to the Board under this Plan as it relates such Employee.

     7.15 The Participant and his Beneficiary shall submit to Spartech his current mailing address. It shall be the duty of the Participant and his Beneficiary to notify Spartech promptly of any change of address. In absence of such notice, Spartech shall be entitled, for all purposes, to rely on the last known address of the Participant or Beneficiary.


     7.16 The Board shall make all determinations concerning right to benefits under this Plan. Any decision by the Board denying a claim by a Key Executive Employee, Participant or his Beneficiary for benefits under this Plan shall be stated in writing and delivered or mailed to the Key Executive Employee, Participant or such Beneficiary. Such decision shall set forth the specific reasons for the denial, written to the best of Spartech's ability in a manner that may be understood without legal or actuarial counsel. In addition, Spartech shall afford a reasonable opportunity to the Participant or such Beneficiary for a full and fair review of the decision denying such claim. Any decision of the Board with respect to the Plan shall be final, binding and conclusive.

     7.17 If any provision of this Plan is found to be invalid, it will not render the remainder of the Plan invalid.

     IN WITNESS WHEREOF, Spartech has caused this Spartech Non-
Qualified Deferred Compensation Agreement to be executed and attested by its President thereto duly authorized as of the day and year first above written.

                               SPARTECH CORPORATION


                               By:

ATTEST:



Secretary

                       AGREEMENT SCHEDULE
                      SPARTECH CORPORATION
            NON-QUALIFIED DEFERRED COMPENSATION PLAN



                                     , (the "Participant"), an
employee of Spartech Corporation ("Spartech"), has been selected and is hereby designated pursuant to a resolution adopted by the Board of Directors of Spartech to participate in the Spartech Corporation Non-Qualified Deferred Compensation Plan effective
             , 199   .

     If you wish to accept the benefits of the Spartech
Corporation Non-Qualified Deferred Compensation Plan, please execute a copy of this schedule at the place indicated below.



     By:


     I hereby acknowledge my designation as a Participant in the Spartech Corporation Non-Qualified Deferred Compensation Plan and acknowledge that I have read and understand the Spartech Corporation Non-Qualified Deferred Compensation Plan and the Spartech Corporation Non-Qualified Deferred Compensation Trust.
I hereby designate the following as my Beneficiary (name and relationship) under the Plan:

                                                                .

     Dated this       day of                , 199   .



     Participant

STATE OF MISSOURI   )
                    )  SS.
       OF ST. LOUIS )


      On this       day of                , in the year 19   ,
before me,                            , a Notary Public in and
for said state, personally appeared                            ,
known to me to be the person who executed the within
                                        , and acknowledged to me
that       executed the same for the purposes therein stated.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and
affixed my official seal in the                    and said State
aforesaid, the day and year first above written.



                                       Notary Public


My Commission Expires: